UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2013 (October 30, 2013)

SPRAGUE RESOURCES LP

(Exact name of registrant as specified in its charter)

Delaware	001-36137	45-2637964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two International Drive

Suite 200

Portsmouth, NH 03801

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 225-1560

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 30, 2013, Sprague Resources LP, a Delaware limited partnership (the “Partnership” “we”, “our”, “us”), completed its initial public offering (the “Offering”) of 8,500,000 common units representing limited partner interests in the Partnership sold by the Partnership to the public at a price of $18.00 per common unit pursuant to a Registration Statement on Form S-1, as amended (File No. 333-175826), initially filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on July 27, 2011, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), including a prospectus (the “Prospectus”) filed with the Commission on October 28, 2013, pursuant to Rule 424(b) of the Securities Act.

Credit Agreement

On October 30, 2013, in connection with the closing of the Offering, Sprague Operating Resources LLC, a Delaware limited liability company and the Partnership’s operating company (the “OLLC”), entered into a new revolving credit agreement (the “Credit Agreement”). The Credit Agreement will mature on October 30, 2018. There are two revolving credit facilities under the Credit Agreement:

•	A working capital facility of up to $750.0 million to be used for working capital loans and letters of credit in the principal amount equal to the lesser of our borrowing base and $750.0 million; and

•	An acquisition facility of up to $250.0 million to be used for loans and letters of credit to fund capital expenditures and acquisitions related to our current businesses.

The Partnership and each of its subsidiaries are guarantors of all obligations under the Credit Agreement. All obligations under the Credit Agreement are secured by substantially all of the assets of the Partnership and its subsidiaries.

Indebtedness under the Credit Agreement will bear interest, at our option, at a rate per annum equal to either the Eurodollar Rate (which means the LIBOR Rate) for interest periods of one, two, three or six months plus a specified margin or an Alternate Base Rate plus a specified margin. The Alternate Base Rate is the highest of (a) the prime rate of interest announced from time to time by the agent bank as its “Base Rate” (b) 0.50% per annum above the Federal Funds rate as in effect from time to time and (c) the Eurodollar Rate for 1-month LIBOR as in effect from time to time plus 1.00% per annum.

The specified margin for the working capital facility under the Credit Agreement will range from 1.00% to 1.50% for loans bearing interest at the Alternate Base Rate and from 2.00% to 2.50% for loans bearing interest at the Eurodollar Rate and for letters of credit issued under the working capital facility. In addition, we will incur a commitment fee based on the unused portion of the working capital facility at a rate ranging from 0.375% to 0.50% per annum.

The specified margin for the acquisition facility under the Credit Agreement will range from 2.00% to 2.25% for loans bearing interest at the Alternate Base Rate and from 3.00% to 3.25% for loans bearing interest at the Eurodollar Rate and for letters of credit issued under the acquisition facility. In addition, we will incur a commitment fee on the unused portion of the acquisition facility at a rate ranging from .375% to .50% per annum.

The Credit Agreement contains various covenants and restrictive provisions that, among other things, prohibit the Partnership from making distributions to unitholders if any event of default occurs or would result from the distribution. In addition, the Credit Agreement contains various covenants that are usual and customary for a financing of this type, size and purpose, including, among others, financial covenants requiring a minimum consolidated EBITDA-to-fixed charge ratio of 1.2:1.0 and a maximum consolidated total leverage-to-EBITDA ratio of 4.5:1.0, and covenants relating to our ability to grant liens, make certain investments or acquisitions, dispose of assets, and incur additional indebtedness.

The Credit Agreement also contains events of default that are usual and customary for a financing of this type, size and purpose including, among others, non-payment of principal, interest or fees, violation of certain covenants, material inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgments and events constituting a change of control. If an event of default exists under the Credit Agreement, the lenders will be able to accelerate the maturity of the Credit Agreement and exercise other rights and remedies.

The foregoing description is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Contribution, Conveyance and Assumption Agreement

The description of the Contribution, Conveyance and Assumption Agreement provided below under Item 2.01 is incorporated in this Item 1.01 by reference. A copy of the Contribution, Conveyance and Assumption Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Omnibus Agreement

On October 30, 2013, in connection with the closing of the Offering, the Partnership, Axel Johnson Inc., a Delaware corporation (“Axel Johnson”), Sprague Resources Holdings LLC, a Delaware limited liability company (“Sprague Holdings”), and Sprague Resources GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), entered into an omnibus agreement (the “Omnibus Agreement”). Pursuant to the Omnibus Agreement, Axel Johnson and its controlled affiliates granted us a right of first refusal if Axel Johnson or any of its controlled affiliates has the opportunity to acquire a controlling interest in assets or businesses primarily engaged in the businesses in which we are engaged as of the closing of the Offering and that operate primarily in the United States or Quebec, Ontario or the Maritime provinces of Canada, subject to certain exceptions. In addition, pursuant to the Omnibus Agreement, Axel Johnson granted us a 60-day exclusive right of negotiation if Axel Johnson or any of its controlled affiliates decide to attempt to sell any assets or businesses that are primarily engaged in the businesses in which we are engaged as of the closing of the Offering and that operate primarily in the United States or Quebec, Ontario or the Maritimes, Canada, including its equity interests in Kildair Services Ltd., a Canadian distributor of residual fuel oil and asphalt and a commercial trucking business, and any successor entities thereof and its interests in any assets or equity interests in any business that, at the time of the closing of the Offering, it is actively seeking to invest in or acquire or has the right to invest in or acquire. Pursuant to the Omnibus Agreement, Axel Johnson agreed to continue to provide credit support to the Partnership, consistent with past practice, through December 31, 2016, if and to the extent such services are necessary in our reasonable judgment, and we agreed to use our commercially reasonable efforts to reduce, and eventually eliminate, the need for trade credit support from Axel Johnson. In addition, under the Omnibus Agreement, Sprague Holdings will indemnify the Partnership for certain liabilities. The Omnibus Agreement may be terminated (other than with respect to the indemnification provisions) by any party to the Omnibus Agreement in the event that Axel Johnson, directly or indirectly, owns less than 50% of the voting equity power of the General Partner.

The foregoing description is qualified in its entirety by reference to the full text of the Omnibus Agreement, which is filed as Exhibit 10.3 to this Form 8-K and incorporated in this Item 1.01 by reference.

Services Agreement

On October 30, 2013, in connection with the closing of the Offering, the Partnership, the General Partner, Sprague Holdings and Sprague Energy Solutions, Inc., a Delaware corporation (“Sprague Solutions”), entered into an operational services agreement (the “Services Agreement”). Pursuant to the Services Agreement, the General Partner will provide certain general and administrative and operational services to the Partnership and its subsidiaries, Sprague Solutions and Sprague Holdings, and we will reimburse the General Partner for all costs and expenses incurred in connection with providing such services to us. The Services Agreement does not limit the amount that may be reimbursed or paid by us to the General Partner.

The initial term of the Services Agreement will expire on October 30, 2018. The Services Agreement will automatically renew at the end of the initial term for successive one-year terms until terminated by us or by Sprague Solutions or by giving 180 days prior written notice to the General Partner. The Services Agreement will automatically terminate on the date on which either Sprague Resources GP LLC ceases to be the General Partner. The provisions of the Services Agreement that are applicable to Sprague Holdings may be terminated by Sprague Holdings by giving 180 days prior written notice to the General Partner, and will automatically terminate on the date on which Sprague Holdings ceases to be our affiliate. The provisions of the Services Agreement applicable to Sprague Solutions shall automatically terminate on the date on which Sprague Solutions ceases to be a wholly owned direct or indirect subsidiary of us. The services agreement does not limit the ability of the officers and employees of the General Partner to provide services to other affiliates of Sprague Holdings or unaffiliated third parties.

The foregoing description is qualified in its entirety by reference to the full text of the Services Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Terminal Operating Agreement

On October 30, 2013, in connection with the closing of the Offering, Sprague Massachusetts Properties LLC, a Delaware limited liability company (“Sprague Massachusetts”), and the OLLC, entered into an exclusive terminal operating agreement (the “Terminal Operating Agreement”) with respect to the terminal in New Bedford, Massachusetts owned by Sprague Massachusetts, a wholly owned subsidiary of Sprague Holdings. Pursuant to the Terminal Operating Agreement, the OLLC has the exclusive use and operation of, and retains title to all of the refined products stored at, the New Bedford terminal in exchange for a monthly fee to Sprague Massachusetts.

The initial term of the Terminal Operating Agreement will expire on October 30, 2018. The terminal Operating Agreement will terminate upon 60 days’ written notice from Sprague Holdings or Sprague Massachusetts in the event that Sprague Holdings or Sprague Massachusetts determines that termination is necessary to facilitate the sale or development of the New Bedford terminal. The New Bedford terminal is subject to a purchase and sale agreement pursuant to which a third party may acquire the terminal from Sprague Massachusetts Properties LLC. Subject to certain conditions, such acquisition may be consummated on or before January 5, 2016. If such acquisition is consummated, the Terminal Operating Agreement will automatically terminate.

The foregoing description is qualified in its entirety by reference to the full text of the Terminal Operating Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Relationships

Each of the Partnership, the General Partner, Sprague Holdings and the OLLC is a direct or indirect subsidiary of Axel Johnson. As a result, certain individuals, including officers and directors of Axel Johnson, Sprague Holdings, the General Partner and the OLLC, serve as officers and/or directors of more than one of such other entities.

As more fully described in the section “Certain Relationships and Related Party Transactions” of the Prospectus, which is incorporated in this Item 1.01 by reference, Sprague Holdings owns 1,571,970 common units and 10,071,970 subordinated units, representing an aggregate 57.8% limited partner interest in the Partnership, and the incentive distribution rights. Sprague Holdings also owns a 100% membership interest in the General Partner, which has a non-economic general partner interest in the Partnership.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Contribution, Conveyance and Assumption Agreement

On October 30, 2013, in connection with the closing of the Offering, Axel Johnson, Sprague Holdings, the Partnership, the General Partner, Sprague Massachusetts, Sprague International Properties LLC, a Delaware limited liability company (“Sprague International”), Sprague Canadian Properties LLC, a Delaware limited liability company “(Sprague Canadian”), and the OLLC entered into a contribution, conveyance and assumption agreement (the “Contribution Agreement”). Pursuant to the Contribution Agreement, the following transactions, among other things, occurred:

•	Axel Johnson contributed all of the membership interests in the OLLC to Holdings;

•	OLLC assigned to the General Partner certain corporate assets;

•	OLLC assigned to Sprague International (i) notes receivable aggregating $79.0 million; (ii) all of the equity interests in Ekotek Inc., a Delaware corporation; (iii) all of the equity interests in Sprague Massachusetts; (iv) all of the equity interests in Sprague New York Properties LLC, a Delaware limited liability company; and (v) all of the assets comprising each the Bucksport, Portsmouth and Oceanside Terminals;

•	OLLC assigned to Sprague Massachusetts certain assets and liabilities associated with the New Bedford Terminal;

•	Sprague International assumed approximately $25.0 million of OLLC unsecured debt and approximately $39.5 million of OLLC long-term acquisition debt;

•	OLLC assigned to Sprague Canadian all of the interests in Kildair Service Ltd.;

•	OLLC assigned to Holdings $130.4 million of its accounts receivable and $10.0 million in cash;

•	Holdings conveyed to the Partnership all of the membership interests in the OLLC in exchange for (a) 1,571,970 Common Units, representing a 7.8% limited partner interest in the Partnership, (b) 10,071,970 Subordinated Units, representing a 50% limited partner interest in the Partnership, (c) all of the equity interests in the Partnership classified as incentive distribution rights under the Partnership Agreement, and (d) the right to receive the deferred issuance and distribution (as defined in the Contribution Agreement);

•	The Partnership redeemed the initial interests of the General Partner and Sprague Holdings and refunded the General Partner’s initial contribution of $10 and Holding’s initial contribution of $990; and

•	The General Partner’s 1.0% general partner interest in the Partnership was converted to a non-economic general partner interest in the Partnership.

The foregoing description is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 2.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Credit Agreement provided under Item 1.01 is incorporated into this Item 2.03 by reference. A copy of the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The description in Item 2.01 above of the issuances by the Partnership of common units, subordinated units and incentive distribution rights to Sprague Holdings on October 30, 2013, in connection with the consummation of the transactions contemplated by the Contribution Agreement, is incorporated herein by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements of the Securities Act by Section 4(2) thereof. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.

Each subordinated unit issued pursuant to the Contribution Agreement will convert into one common unit at the end of the subordination period (as set forth in the Prospectus). The description of the subordination period contained in the section of the Prospectus entitled “Provisions of our Partnership Agreement Relating to Cash Distributions—Subordinated Period” is incorporated into this Item 3.02 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

First Amended and Restated Agreement of Limited Partnership of Sprague Resources LP

On October 30, 2013, in connection with the closing of the Offering, the Partnership amended and restated its Agreement of Limited Partnership (as amended, the “Partnership Agreement”). A description of the Partnership Agreement is contained in the sections of the Prospectus entitled “The Partnership Agreement” and “Provisions of Our Partnership Relating to Cash Distributions” and is incorporated into this Item 5.03 by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Partnership Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated in this Item 5.03 by reference.

Amended and Restated Limited Liability Company Agreement of Sprague Resources GP LLC

On October 30, 2013, in connection with the closing of the Offering, the General Partner amended and restated its Limited Liability Company Agreement (as amended, the “LLC Agreement”). The amendments to the LLC Agreement included, among other things, outlining the rights of members, distributions by the General Partner, and management by the board of directors of the General Partner.

The foregoing description is qualified in its entirety by reference to the full text of the LLC Agreement, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated in this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT	DESCRIPTION

3.1	First Amended and Restated Agreement of Limited Partnership of Sprague Resources LP, dated October 30, 2013.

3.2	First Amended and Restated Limited Liability Company Agreement of Sprague Resources GP LLC, dated October 30, 2013.

10.1	Credit Agreement among Sprague Operating Resources LLC, as borrower, the several lenders parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the co-collateral agents, the co-syndication agents and the co-documentation agents party thereto.

10.2	Contribution, Conveyance and Assumption Agreement by and among Sprague Resources LP, Sprague Resources GP LLC, Axel Johnson Inc., Sprague International Properties LLC, Sprague Canadian Properties LLC, Sprague Resources Holdings LLC, Sprague Massachusetts Properties LLC and Sprague Operating Resources LLC, dated October 30, 2013.

10.3	Omnibus Agreement by and among Axel Johnson Inc., Sprague Resources Holdings LLC, Sprague Resources LP and Sprague Resources GP LLC, dated October 30, 2013.

10.4	Services Agreement by and among Sprague Resources GP LLC, Sprague Resources LP, Sprague Resources Holdings LLC and Sprague Energy Solutions Inc., dated October 30, 2013.

10.5	Terminal Operating Agreement by and between Sprague Massachusetts Properties LLC and Sprague Operating Resources LLC, dated October 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRAGUE RESOURCE LP

By:	Sprague Resources GP LLC, its General Partner

By:	/s/ Paul A. Scoff
Paul A. Scoff
Vice President, General Counsel, Chief Compliance Officer and Secretary

Dated: November 5, 2013

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

3.1	First Amended and Restated Agreement of Limited Partnership of Sprague Resources LP, dated October 30, 2013.

3.2	First Amended and Restated Limited Liability Company Agreement of Sprague Resources GP LLC, dated October 30, 2013.

10.1	Credit Agreement among Sprague Operating Resources LLC, as borrower, the several lenders parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the co-collateral agents, the co-syndication agents and the co-documentation agents party thereto.

10.2	Contribution, Conveyance and Assumption Agreement by and among Sprague Resources LP, Sprague Resources GP LLC, Axel Johnson Inc., Sprague International Properties LLC, Sprague Canadian Properties LLC, Sprague Resources Holdings LLC, Sprague Massachusetts Properties LLC and Sprague Operating Resources LLC, dated October 30, 2013.

10.3	Omnibus Agreement by and among Axel Johnson Inc., Sprague Resources Holdings LLC, Sprague Resources LP and Sprague Resources GP LLC, dated October 30, 2013.

10.4	Services Agreement by and among Sprague Resources GP LLC, Sprague Resources LP, Sprague Resources Holdings LLC and Sprague Energy Solutions Inc., dated October 30, 2013.

10.5	Terminal Operating Agreement by and between Sprague Massachusetts Properties LLC and Sprague Operating Resources LLC, dated October 30, 2013.